Exhibit 99.1

Venus Concept Inc. Announces Multi-Tranche Private Placement of
Senior Convertible Preferred Stock for up to $9 Million with
EW Healthcare Partners

TORONTO, May 15, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has entered into a stock purchase agreement (the “Stock Purchase Agreement”) with funds affiliated with EW Healthcare Partners (the “Investors”). Pursuant to the Stock Purchase Agreement, the Company may issue and sell to the Investors up to $9,000,000, before offering expenses, in shares of senior convertible preferred stock (the “Senior Preferred Stock”), in multiple tranches from time to time until December 31, 2025. Offering proceeds will be used for working capital and general corporate purposes.

At the initial closing, expected to occur today, the Investors will purchase 280,899 Senor Preferred Stock at a price of $7.12 per share for total gross proceeds to the Company of $2.0 million. Following the initial closing, each subsequent tranche request submitted by the Company to the Investors is subject to acceptance by the Investors.

The purchase price for each share of Senior Preferred Stock purchased in each tranche floats at a price equal to the product of (a) the lower of (i) the closing price of the Company’s common stock on the trading day immediately preceding the applicable tranche closing date and (ii) the average closing price of the Company’s common stock for the five trading days immediately preceding the applicable closing date, multiplied by (b) two. Each share of Senior Preferred Stock is convertible into common shares on a 1-for-2.6667 basis at the option of (i) the Investors at any time or (ii) the Company within 30 days following the occurrence of specified trigger events.

“We appreciate the continued support from EW Healthcare Partners, a longstanding investor in the Company,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “This financing provides Venus Concept with valuable capital to execute our near-to-intermediate term strategic objectives. We look forward to working with EW Healthcare Partners to access funding from this multi-tranche private placement as needs arise.”

Additional information regarding the Stock Purchase Agreement and the Senior Preferred Stock will be set forth in a Current Report on Form 8-K, which Venus Concept expects to file with the SEC today.

Canaccord Genuity acted as exclusive placement agent and financial advisor to the Company in the offering.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be sold in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the Common Shares acquired by the investors in the private placement, including the Common Shares issuable upon conversion of the Senior Preferred Stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about   the expecting timing of the initial closing of the sale of Senior Preferred Stock and whether or not any subsequent sales of the Senior Preferred Stock will occur. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com